Exhibit 5.1

FORM OF OPINION OF WACHTELL, LIPTON, ROSEN & KATZ

[LETTERHEAD OF WACHTELL, LIPTON, ROSEN & KATZ]

[DATE]

Bankrate, Inc.

11760 U.S. Highway One, Suite 200

North Palm Beach, Florida 33408

Ladies and Gentlemen:

We have acted as special counsel to Bankrate, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto), initially filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on April 15, 2011, relating to the registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), of (a) up to 12,500,000 shares of common stock, par value $0.01 per share (the “Stock”), of the Company to be sold by the Company (the “New Shares”) and (b) up to 10,500,000 shares of Stock of the Company to be sold by the selling shareholders named in the Registration Statement (the “Selling Stockholders Shares” and together with the New Shares, the “Shares”). In connection with the foregoing, you have requested our opinion with respect to the following matters.

For the purposes of giving the opinion contained herein, we have examined the Registration Statement and the form of Underwriting Agreement, between the Company, BEN Holdings, Inc., the selling stockholders parties thereto and the underwriters named therein (the “Underwriting Agreement”). We have also examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments, including the certificate of incorporation and bylaws of the Company, and have made such other investigations as we have deemed relevant and necessary in connection with the opinions set forth below. As to questions of fact material to this opinion, we have relied, with your approval, upon oral and written representations of officers and representatives of the Company, BEN Holdings, Inc., and the selling stockholders and certificates or comparable documents of public officials and of officers and representatives of the Company, BEN Holdings, Inc., and the selling stockholders.

In making such examination and rendering the opinions set forth below, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authenticity of the originals of such documents submitted to us as certified copies, the conformity to originals of all documents submitted to us as copies, the authenticity of the originals of such documents, that all documents submitted to us as certified copies are true and correct copies of such originals and the legal capacity of all individuals executing any of the foregoing documents.

In rendering the opinion set forth below, we have also assumed that the Shares will be duly authenticated by the transfer agent and registrar for the Shares and that the certificates, if any,

evidencing the New Shares to be issued will be manually signed by one of the authorized officers of the transfer agent and registrar for the Shares and registered by such transfer agent and registrar and will conform to the specimen certificate examined by us evidencing the New Shares.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that when the Registration Statement has been declared effective by the SEC and the Shares have been issued, delivered and paid for in the manner contemplated by and upon the terms and conditions set forth in the Registration Statement and the Underwriting Agreement, the Shares will be validly issued, duly authorized, fully paid and nonassessable.

We are members of the bar of the State of New York, and we do not express any opinion herein concerning any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

This opinion letter speaks only as of its date and is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, and the rules and regulations of the SEC promulgated thereunder.

Very truly yours,